Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

Lynn Lilly: Good afternoon, ladies and gentlemen, and welcome to the PEN Inc. webcast. I’m Lynn Lilly, Director of Communication. On behalf of the entire management team, I would like to thank you for joining us for the launch of PEN. We have with us today our Chairman and Chief Executive Officer, Dr. Scott Rickert. Before we begin, please note that we’ll start with Dr. Rickert’s prepared remarks, followed by the Question and Answer session. During the Q&A we’ll take questions submitted via Twitter in addition to questions submitted by webcast participants. Questions submitted via Twitter should be directed to @PENRickert using the hashtag PENRickert. As a reminder, this webcast is being recorded.

Please also note that today’s webcast contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2013, and in reports subsequently filed by us with the Securities and Exchange Commission. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website. We hereby disclaim any obligation to publicly update the information provided here, including forward-looking statements, to reflect subsequent events or circumstances.

This conference call is being webcast through our investor relations website and through Twitter. An on-demand replay will also be available tomorrow.

And with that, I’d like to turn the webcast over to PEN Inc.’s Chief Executive Officer, Dr. Scott Rickert.

Scott Rickert: Good afternoon, and thank you for joining us today for the webcast – the Launch of PEN.

Four weeks. 30 days to be exact. That’s how long PEN Inc. has been a company. 30 days since the official closing of the combination that created this new company.

And I’m here today to let all of you know I’m moving full steam ahead. After all, I’ve been building up a head of steam since merger talks began last October. I’ve been contemplating ideas on potential opportunities, teams, projects. Now we’re at Go-Time....plus 30 days. What’s the status?

Let me use as a framework the three big Truths I talked about at the shareholder meeting in Dallas. These three truths are the pillars of my vision for PEN’s future and for PEN’s growth.

Truth #1: We need to tackle the big, global problems in growing markets. That means making products that everyone needs. It is where we can make a big difference, and it’s also where the sales are, where the growth is. As I’ve reviewed the intellectual property library of PEN’s subsidiary companies, three areas show significant promise.

Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

●	In safety. Many of you already know Applied Nanotech’s sensor capabilities. They’ve done significant research on “sniffing” pollen for the Department of Defense for forensic identification...of hazardous gases for the Northeast Gas Association and the U.S. Department of Transportation and bacterial pathogens in orange groves with the California Citrus Research Board. Now we’re looking at other avenues for “sniffing” at the nanoscale to identify hazards, alert potential victims, prevent disaster.

●	Health is another big problem nanotechnology-enabled products can tackle. Every day we hear scares about infections – from common germs on a keyboard or ATM touchpad to the arms race against superbugs. We believe these problems can benefit from nanoscale surface treatments or printing on a surface to fight infection.

●	A third big problem is sustainability – in all its dimensions. I believe nanotechnology could hold the key to using fewer resources – material AND energy providing the same or better performance. And I believe it may hold the potential for breakthrough innovation that will change the way we approach problems – not just nibbling away at slight improvements.

Truth #2 is that a global brand leader must be a commercialization powerhouse. As I said, PEN intends to make PRODUCTS. Develop new technology, yes...but that’s just the beginning. My goal is for us to make, market, distribute, sell – and profit from – products.

Truth #3 is that big problems – and aggressive commercialization — require big capital.

Before I ran a public company, I did not have access to capital for growth. My company’s innovation made money for the investors of other companies. The days of being a partner, vendor, co-developer are over. Now, PEN is in a position to access capital for our own products and our own growth plans.

So where is PEN today going after these goals? 30 days into the company? We’ve organized our teams, working on roadmaps, and refining our plans.

I’ve been particularly focused on getting the right people in place, the right teams in place, to accomplish our goals. There are four of these teams: the Innovation Team, Sales and Marketing, Finance and Administration Teams.

Let me break things down a little and connect the teams with my 1, 2, 3 truths.

#1 Taking on big global problems. The PEN Innovation Team is already at work. I’m chairing this myself – that’s how crucial I believe it is to the company’s success. This is where we look at the library of our nanotechnology and evaluate potential solutions to big problems. The strongest ideas will then move on to a PEN product development and distribution path.

Other team members are Zvi Yaniv, who is also a nanotechnology pioneer, and Krish Rao, Nanofilm’s president. Krish has more than 30 years of experience in product innovation, development and commercialization – at Nanofilm in thin films and treatments, and before that in fibers, plastics and films for aerospace, automotive, power tools and construction.

Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

In addition, Zeiss, the multinational optics company, will add their expertise. Zeiss holds an ownership stake in PEN, as they did in Nanofilm, and I anticipate great value from that continued relationship.

That brings us to the #2 driver: Commercialization.

PEN is all about selling our own products...but you’ve heard me say that already – and often. It’s about making profit for our own investors, not other companies and their investors.

The framework I’ve just described with the Innovation Team researchers feeding a product distribution organization is my model for PEN to achieve that commercialization. I describe it as a hub-and-spoke plan. PEN’s subsidiary companies, Applied Nanotech and Nanofilm, are the spokes, focusing on developing breakthrough nanotechnology. PEN is the hub, with the PEN Sales and Marketing team driving the go-to-market strategies.

That team is already up and running to set direction of the PEN brand of products. We have a number of people on-board, and we’re adding to our expertise.

The newest team member is Dore Perler, our Vice President of Sales. He’s led the strategic sales efforts for high technology companies in the international marketplace. With experience in start-up entrepreneurship with several public companies, he also brings significant product launch experience, as well as strength in mergers and acquisitions. He’s been a market-creator in North America, Latin America and China. He’s worked in high tech markets, including biometrics, computer hardware and software, chemical detection for explosives, narcotics and chemical agents. Over the years, he’s built relationships with global customers, including American Airlines, Federal Express, the U.S. Army, Motorola and others.

Lynn Lilly is our Director of Communication. A long-time resource for my companies, Lynn has 30 years as a communications consultant to major corporations – OfficeMax, GOJO/PURELL, American Greetings, Things Remembered and Sears Optical, among others. She’s been part of the Nanofilm team for more than a decade, and I know she’ll bring those same skills and that experience to PEN.

In addition, Krish Rao, president of Nanofilm, and Dick Fink, president of Applied Nanotech are closely involved with the team. In this role, they’ll be helping get products ready for market – the right performance, the right price, the right competitive advantage.

Krish oversees Nanofilm’s complete product portfolio of nanocoatings for the transportation, architectural, housewares, electronic display and optical markets, as well as nano-based cleaners and treatments for the optical and safety markets. I should also mention that includes managing 50,000 square feet of manufacturing, warehousing and lab facilities. Clearly, he brings insight to any commercialization discussion.

Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

Dick Fink, the President of Applied Nanotech, will continue to mine the intellectual property portfolio for product opportunities. He continues to direct all engineering activities and leads projects related to sensor applications, including all those I mentioned earlier.

That brings me to truth #3: to solve big problems, to drive big global brand commercialization, you need big capital.

I don’t intend to wait for the market to find us. We are making – and will continue to make — strategic investment in the resources to take PEN products to market...and to make the PEN brand stand for innovation that transforms the way we live. That means prototyping, user-friendly product design, marketing, sales and promotional programs – and experienced professionals to execute them.

I also envision expanding PEN’s hub-and-spoke model as a growth strategy. As the current research “spoke” subsidiaries develop product concepts, PEN will work to identify an existing product distribution company for acquisition. PEN’s nanotech-enabled innovation could strengthen an existing product brand, and that company could more quickly move PEN products into their established distribution channels. At the same time, I see opportunities for additional nanotechnology companies to join PEN’s network of subsidiaries to continue the cycle of product innovation.

We’re at the beginning of that journey, and the Finance and Administration Teams are primed for the challenge. The very first PEN Board of Directors meeting was yesterday. Capital was at the top of the agenda – and will remain there from now on. The Board retains several familiar names with long experience at Applied Nanotech: Bob Ronstadt, Howard Westerman, and Ron Berman. Now let me tell you about the newest members.

Douglas Holmes is chairing the Finance Committee. Doug has 35 years’ experience as an investment banker, including some of the leading names in the industry: Lazard, First Boston, Kidder and others, and he is founder and a principal in his own firm: Holmes Hollister & Co. He has proven experience in Mergers and Acquisitions, Corporate Sales, Strategic Partnerships in a number of industries, including Specialty Materials, automotive, metals, mining and education.

In addition, Jeanne Rickert, General Counsel, and, as you may have guessed, my wife, is another key member of the team. A partner with the international law firm Jones Day for 25 years, she made the move to Nanofilm the first of this year to help get us to this point. Jeanne brings with her a depth of practice experience in mergers and acquisitions and corporate and commercial law, across a wide range of industries, transaction sizes and related financing transactions.

Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

James Sharp is the third new member of the PEN board. Jim is President and Chief Executive Officer of Zeiss U.S. and President of Carl Zeiss Microscopy, part of the multi-billion dollar global leader in optical, scientific and industrial instruments. As I mentioned before, Zeiss held a long-time ownership position in Nanofilm — and now PEN.

A key element in the capital markets is a demonstrated discipline in operations with a strong emphasis on the balance sheet. The close of the third quarter will be the first report for the new, combined PEN and we’re planning an earnings call to share those results. For now, let me report steps we’ve taken in putting a strong Administration team in place.

Bruce Vereecken is PEN’s current Chief Financial Officer and he was the Chief Operating Officer at Nanofilm for a number of years. He came to me with 35 years of experience with large and small public and private companies, and I have learned a lot from him. Now, I’m happy to announce that, after more than 45 years, Bruce can look forward to a well-deserved retirement at the end of this year.

Taking over in January as PEN’s CFO is Adam Wasserman. Adam worked with Bruce and me throughout the merger process, so he’s already immersed in the business. Adam’s credentials are a great asset to PEN. For more than 30 years he’s been working with both public and private companies on a global basis.

That’s the PEN team – experienced professionals in every role to begin forging vision into reality.

We’re PEN plus 30 days and the roadmap is being created to drive us toward my 3 pillars of success, my 3 mandates:

1.	Solve big problems.
2.	Develop products and a global brand.
3.	Access the capital resources to fuel PEN product launches now, with an eye toward building a network of subsidiary research and product distribution companies.

The work is just beginning. It will take time. But I want each of you to know that we are running fast. We are pushing. And, quite frankly, I’m excited with the progress I’m seeing. Challenges ahead? Of course. Committed to the task? Absolutely. Everyone. Every day. That’s a promise.

I ask for your continued support and I look forward to our first earnings call and the opportunity to report on our progress.

LYNN:

Thank you, Scott. Now it’s time to segue to the question and answer portion of the today’s webcast. A number of questions were submitted in advance, and you can continue to submit them now. Webcast participants can use the Question window on the webcast desktop. Questions submitted via Twitter should be directed to @PENRickert using the hashtag PENRickert.

Scott I’ll turn it over to you.

Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

What exactly is sustaining the current share price going forward from 2-4 cents to the current 7+ cents?

I want to deliver shareholder value, so I do not ignore what happens in the marketplace with our stock price. But I believe value will be created by nanotechnology-enabled products and our sales and marketing of those products. Therefore my focus is on our products and on growing our business.

What does the Street feel about PENC? Are we visible to them at all?

We are a new company. We will work to become known and earn recognition on Wall Street.

I put money into Applied Nanotech and have been waiting for results. What will happen with the existing partners / contracts from the original APNT company?

There in ongoing breakthrough research at Applied Nanotech. The contract sensor research in methane, citrus greening and pollen continue under contract. The sensor field offers exciting product potential. Applied Nanotech will continue doing contract research.

Here are a couple of additional questions that have come in. Before answering, I want to personally thank the Applied Nanotech shareholders for your overwhelming vote of confidence in the merger vote. Now, that first question asks about shareholder value.

I have been a longtime shareholder. I hope with your leadership that you will be focused on delivering value to your shareholders.

As a significant shareholder, I am very interested in delivering value for all of us. I appreciate the support that we received from the Applied Nanotech shareholders in their vote for the combination. As a significant shareholder, I am very interested in delivering value for all of us.

The second question asked about the first year’s EBITDA

Comments on financial will always be historical, not prospective. Comments on new products will be the same. I do not believe in giving advance notice to the commercial marketplace about what and how we are doing. They will find out in due course.

What is your breakeven plan before you take off? And the timeline?

Over time with our regular SEC reporting, these answers will become clearer.

Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

Can you tell us something about yourself?

The short version of my biography is: university nanotechnology researcher and tenured professor, nanotechnology entrepreneur, then company president, industry and government advisor, and now public Chairman of PEN. A few details.

In 1985 I moved the from research lab to found Nanofilm. We made sales within 18 months – with customer financing. And we made profits soon thereafter. By 2000, we’d grown to a successful nanotechnology company.

I’ve been a delegate to the World Economic Forum in Davos, Switzerland, and presented t conferences around the world. I’ve had the opportunity to contribute to the public discourse on nanotechnology – include working with the Senate and Congress, government agencies and a variety of industry groups. And, until we began the negotiations to create PEN, I wrote a monthly column on nanotechnology for IndustryWeek magazine.

What product categories will be the first focus?

As I said in my remarks, we are working on product development and sales and marketing strategies. We are looking at a number of products, and we do not know which one will be ready first.

What are your projections for the growth of the stock value?

If I could predict what would happen to our stock, I would be in a different business.

Who are your largest target partners for product development?

There are no partners. There are customers. When you have partnerships, you’re too often making money for the other guy’s investors. I believe in making money for PEN’s investors.

Please outline your current business management team structure?

Let me recap the key points from my presentation. The Finance Team is responsible for the capital resources for growth. The Innovation Team is identifying breakthrough innovation for PEN products. The Sales and Marketing Team is taking those products to customers. The Administrative Team is responsible for a disciplined focus on the bottom line. All teams are staffed.

How is your product pipeline? What is generally the product development timeline?

Every product is different, every market segment is different. The Innovation Team and the Sales and Marketing Team are at work developing the unique roadmap for each product launch.

Now that PENC is a commercial company seeking “real” commercial products with revenue potential, how will you be staffing with real business skills to lead the company? Do you have the right people in the right places right now?

I introduced you to some of those people during my remarks. And, yes, I believe their credentials demonstrate that they have the experience and expertise to drive PEN’s growth.

Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

How many products out of the old APNT plan to be commercialized?

Those decisions are ongoing. Developing an innovative concept into a customer-ready product takes a significant amount of management time and capital. Those resources are limited so we’ll be prioritizing opportunities. It’s another reason why we’re focusing on capital; we need it to finance the product launches that fuel growth.

Where are the “low hanging fruits”?

Honestly, in life there aren’t really low-hanging fruits. Every product requires a well-reasoned strategy. What we ARE doing — what successful companies do — is looking at POTENTIAL products to understand customer needs in various market segments, and how PEN can capture market share. At the same time, we’re reviewing ways to help choose early markets for new products which can fuel expansion to new markets or companion products.

Are your offices located in both FL and TX? How do you facilitate communications across the organization?

First, let me clarify the geography. Yes, PEN is located in South Florida. Our subsidiary companies are Applied Nanotech in Austin, plus there is Nanofilm in Valley View, Ohio, near Cleveland. How do we facilitate communications? Technology connects us. My most important consideration is finding the right people. Note: some of what is in the next answer is also relevant here. Leaders at each location drive results there, Scott’s presence is not needed. If we separate the 2 questions in the order of presentation, we could say some of that here.

What is your leadership and management style?

I started out as a researcher/entrepreneur – I had a passion and ideas. I learned early that building a business is not a one-person job. I got where I am today by working with smart people and allowing them – EXPECTING THEM – to get the job done. My job is to set a vision and provide the resources. They understand that their job is to deliver.

Are you concerned about the environmental, health and safety issues in nanotechnology?

Safety of my employees and customers has been important to me from the beginning. Environmental sustainability is an important focus. As I said in my presentation it’s one of my product priorities. Part of the reason for my involvement in trade groups and testimony on the Hill is to help people understand nanotechnology and be sure that the risks are understood, and not overstated.

Remarks by Scott Rickert PEN Inc Webcast September 25, 2014	FINAL

What do you see are the greatest hurdles for growth?

Any time there’s change, the greatest hurdle is remembering to look ahead instead of looking back. That applies to employees, shareholders, customers, even me. There’s a strong vision, but we won’t get there overnight. We need to keep our focus, not lose our nerve, and keep moving forward.

How can the shareholders help, if anything?

Thanks for asking that question. Here’s what you can do. Stick with me. The goals we have for PEN will take time. I’m in this for the long haul. I’m asking you to do the same. There will also come a time when we are raising capital and selling equity, we can use your investment then, too.

Lynn Lilly: Scott, we’re out of time for today. Do you have any final comments?

Scott Rickert: Thank you again for attending the webcast. I want to close with this thought.

I’ve have spent a long and successful career building the vision for a company like PEN. I’m passionate about it. I’ve gathered others who are just as passionate about it. And I’m going to be relentless in my drive to achieve it. For myself, for PEN customers, and, always, for PEN shareholders.

Lynn Lilly: That’s all we have time for today. Thank you for attending. An on-demand version of this webcast will be available online shortly. You will find a link on our website: pen-technology.com